UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2014

RETAILMENOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36005	26-0159761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

301 Congress Avenue, Suite 700

Austin, Texas 78701

(Address of principal executive offices, including zip code)

(512) 777-2970

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Credit Facility

On February 26, 2014, RetailMeNot, Inc. (the “Company”) and certain of its subsidiaries entered into a Second Amendment to Amended and Restated Revolving Credit and Term Loan Agreement (the “Amendment”) with Comerica Bank, as agent, and certain other lenders named in the Amendment. The Amendment amended the Company’s Amended and Restated Revolving Credit and Term Loan Agreement dated July 1, 2013, as amended, to permit certain intercompany loans and transactions related to the consolidation of intellectual property rights held by the Company and its subsidiaries.

The Amendment is filed as Exhibit 1.1 to this current report on Form 8-K and is incorporated herein by reference. The description of the Amendment in this report is a summary and is qualified in its entirety by the terms of the Amendment.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Second Amendment to Amended and Restated Revolving Credit and Term Loan Agreement dated February 26, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAILMENOT, INC.

Date: March 3, 2014	/s/ Louis J. Agnese, III
Louis J. Agnese, III
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Second Amendment to Amended and Restated Revolving Credit and Term Loan Agreement dated February 26, 2014.